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                                                                     EXHIBIT 4.3

                                   [FORM OF]
                          REGISTRATION RIGHTS AGREEMENT

                  REGISTRATION RIGHTS AGREEMENT, dated as of ___, 200_ (this "Agreement"), among:

                      A. Sumitomo Corporation, a company incorporated in Japan whose principal place of business is at 1-2-2 Hitotsubashi, Chiyoda-ku, Tokyo 100-8601, Japan ("SC");

                      B. Liberty Jupiter, Inc., a company incorporated in the State of Delaware, United States of America, whose principal place of business is at 9197 South Peoria Street, Englewood, Colorado 80112 ("LJ");

                      C. Liberty Japan, Inc., a company incorporated in the State of Delaware, United States of America, whose principal place of business is at 9197 South Peoria Street, Englewood, Colorado 80112 ("Liberty Japan");

                      D. Microsoft Holdings V, Inc., a company incorporated in the State of Nevada whose principal place of business is at One Microsoft Way, Redmond, Washington 98052-6399 ("MS Holdings");

                      E. Jupiter Telecommunications Co., Ltd., a company incorporated in Japan, whose principal place of business is at Higashi-Ikebukuro Building, 4-41-24, Higashi Ikebukuro, Toshima-ku, Tokyo 170-0013 (the "Company").

                  WHEREAS, each party hereto other than the Company currently owns Equity Securities of the Company;

                  WHEREAS, the Company is proposing to undertake an IPO of its Equity Securities in Japan and the United States;
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                  WHEREAS, concurrently with the execution and delivery of this
Agreement SC, LJ, Liberty Japan and MS Holdings are entering into a Shareholders Agreement, dated ___, 200_ (the "Major Shareholders Agreement"), which contains certain agreements among the parties concerning the Company after the IPO;

                  WHEREAS, in consideration for their consent to, and support of, the IPO and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by the Company, the Company has agreed to grant to the Shareholders the registration and other rights specified in this Agreement;

NOW, THEREFORE, the parties hereto agree as follows:

1.       Definitions

         1.1. Defined Terms from Major Shareholders Agreement. All terms not defined herein that are defined in the Major Shareholders Agreement shall have the meanings assigned to such terms in the Major Shareholders Agreement.

         1.2. Other Defined Terms. In addition to the capitalized terms defined elsewhere in this Agreement, the following defined terms shall have the meanings set forth below:

              (a) "Affiliate" shall have the meaning assigned to such term in Rule 405 promulgated by the Commission under the Securities Act.

              (b) "Board of Directors" shall mean the Board of Directors of the Company.

              (c) "Commission" shall mean the U.S. Securities and Exchange Commission.

              (d) "Exchange Act" shall mean the U.S. Securities Exchange Act of 1934, as amended.

              (e) "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

              (f) "Registrable Securities" shall mean (a) any Equity Securities of the Company or any of its Associates owned by any Shareholder or which such Shareholder has the right to acquire upon conversion, exchange or exercise of any other securities of the Company or any of its Associates, (b) any other securities


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issued or distributed with respect to, or in exchange for, such Equity
Securities or other securities pursuant to any reclassification, merger, consolidation, reorganization or other transaction and (c) any American Depositary Shares ("ADSs") representing any of the foregoing and evidenced by American Depositary Receipts ("ADRs"), in each case other than Unrestricted Securities.

              (g) "Registration" shall mean a Demand Registration or a Piggyback Registration.

              (h) "Registration Expenses" means all expenses incident to the Company's performance of or compliance with any Registration of Registrable Securities pursuant to this Agreement, including without limitation (i) all registration and filing fees and other expenses associated with filings required to be made with the Commission or the National Association of Securities Dealers, Inc. (the "NASD") (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel as may be required by the rules and regulations of the NASD), (ii) all fees and expenses of listing the Registrable Securities on any stock exchange or quoting them on any inter-dealer quotation system upon which the Registrable Securities are listed or quoted, (iii) any deposit or other fees required to exchange Registrable Securities for ADRs, (iv) all fees and expenses of complying with state securities or blue sky laws (including fees and disbursements of the counsel responsible for effecting such compliance and determining the eligibility of the Registrable Securities for investment under the laws of the states in which they will be offered and sold), (v) all word processing, duplicating and printing expenses, messenger and delivery expenses (including expenses for printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of the printing of prospectuses), (vi) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any due diligence, legal opinions, special audits or "comfort" letters required by or incident to such performance and compliance, (vii) premiums and other costs of policies of insurance obtained by the Company against liabilities arising out of the public offering of Registrable Securities being registered, (viii) all internal expenses of the Company (including but not limited to all salaries and expenses of its directors, officers and employees) and (ix) any fees and disbursements of underwriters customarily paid by issuers for United States registered offerings; provided, however, that Registration Expenses shall not include (A) any fees and disbursements of counsel retained by any Shareholder, (B) any premiums and other costs of policies of insurance obtained by any Shareholder or their agents or underwriter against liabilities arising out of the public offering of the Registrable Securities being registered, (C) any fees and disbursements of underwriters customarily paid by sellers of securities who are not the issuers of such securities and (D) all underwriting discounts and commissions, if any, relating to Registrable Securities.


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              (i) "Registration Statement" shall mean any registration statement of the Company relating to any Registration, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

              (j) "Securities Act" shall mean the U.S. Securities Act of 1933, as amended.

              (k) "Shareholder" means each Original Shareholder and each of Itochu and Toshiba.

              (l) "underwritten registration" or "underwritten offering" shall mean a sale of securities of the Company to an underwriter for reoffering to the public.

              (m) "Unrestricted Security" means any Registrable Security that
(i) has been registered under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision), in each case in circumstances under which such Registrable Securities may thereafter be freely offered and sold in the United States without registration or restriction under the Securities Act or (ii) is transferable pursuant to paragraph (k) of Rule 144 under the Securities Act (or any successor provision thereto).

2.       Registration Rights

         2.1. Demand Registrations.

              (a) Subject to the terms and conditions of this Section 2.1, each Original Shareholder shall have the right to require the Company to register under the Securities Act the offer and sale of all or a portion of such Original Shareholder's Registrable Securities (each such registration of such Registrable Securities and any other securities registered together therewith, a "Demand Registration") by delivering to the Company a written demand therefor (each, a "Demand Notice"); provided, however, that (i) no Original Shareholder shall be entitled to effect any Demand Registration unless its Combined Percentage Entitlement is at least 5% as of the date on which it delivers the Demand Notice to the Company, (ii) no Original Shareholder shall be entitled to effect more than four Demand Registrations, (iii) each Demand Notice must relate to Registrable Securities with a fair market value of at least US$25 million as of the date on which the Demand Notice is delivered to the Company, and (iv) once a Demand Notice has been delivered, no other Demand Notice may be delivered by any Original Shareholder or be effective until the delivered Demand Notice has been withdrawn or the distribution of the Registered Securities covered thereby has been completed. The Original Shareholder who delivers the Demand Notice in


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respect of any Demand Registration is referred to herein as the "Demanding
Shareholder".

              Each Demand Notice shall specify the kind and aggregate amount of Registrable Securities to be registered and the intended methods of distribution thereof [, which must be reasonably likely to result in a wide distribution of the Registrable Securities being offered]. The Company shall be deemed to have effected a Demand Registration if (i) the Registration Statement relating to such Demand Registration is declared effective by the Commission and remains effective for at least 180 days (or such shorter period ending on the first date on which all the Registrable Securities covered by such Registration Statement have been sold or such Registration Statement is withdrawn by the Demanding Shareholder); provided, however, that no Demand Registration shall be deemed to have been effected if (x) such Demand Registration, after it has become effective, is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court or (y) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or
(ii) at any time after the delivery of a Demand Notice and prior to the effectiveness of the related Registration Statement, the preparation of such Registration Statement is discontinued or such Registration Statement is withdrawn or abandoned at the request of the Demanding Shareholder unless either
(x) the Demanding Shareholder has elected to pay and has paid to the Company in full the Registration Expenses in connection with such Registration Statement or
(y) such discontinuation, withdrawal or abandonment is requested by the Demanding Shareholder because of the occurrence of a significant negative change in market conditions or Jupiter's business, financial condition, results of operations or prospects since the date on which the Demand Notice was delivered.

              (b) Participation and Priority in Demand Registrations. Promptly (and in no event later than five Business Days) after it shall have received a Demand Notice, the Company shall provide a copy thereof to each Shareholder other than the Demanding Shareholder (the "Other Shareholders") and each Other Shareholder shall be entitled to include all or any portion of its Registrable Securities in the Demand Registration by written notice delivered to the Company within ten Business Days after it shall have received the Demand Notice; provided, however, that (i) no Other Shareholder may include in any Demand Registration Registrable Securities having an aggregate fair market value of less than US$5 million as of the date on which the Demand Notice was delivered to the Company, (ii)

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in order to participate in any Demand Registration, all of the Registrable
Securities of the Other Shareholders to be included therein must be offered and sold in the manner described in the related Demand Notice and pursuant to the same underwriting agreement or other selling arrangements entered into or approved by the Demanding Shareholder and each participating Other Shareholder must promptly complete and/or execute and [return] all questionnaires, powers of attorney, lock-up agreements, custody agreements and other documents that the Demanding Shareholder and/or the managing underwriter or agent appointed by it may reasonably require in connection with such offers and sales and otherwise comply with the registration procedures applicable to such Registration and distribution and (iii) if the managing underwriter or agent appointed by the Demanding Shareholder for the offering pursuant to a Demand Registration (or, if no such managing underwriter or agent is being used, the Demanding Shareholder), advises the Other Shareholders in writing that in its opinion the number of Registrable Securities requested to be included in such Demand Registration by such Other Shareholders exceeds the number of Registrable Securities of the Other Shareholder which can be included without materially adversely effecting the pricing, timing or likelihood of success of the distribution of the Registrable Securities by the Demanding Shareholder pursuant to such Demand Registration (the "Maximum Other Shareholder Amount"), then the number of Registrable Securities registered in the Demand Registration shall be (i) all the Registrable Securities of the Demanding Shareholder specified in the Demand Notice and (ii) the Maximum Other Shareholder Amount of the Registrable Securities requested to be included therein by the Other Shareholders, allocated pro rata among such Other Shareholders based on the respective amounts they sought to have included in such Demand Registration. The inclusion of Registrable Securities of any Other Shareholder in a Demand Registration shall not be deemed to constitute a Demand Registration effected by such Other Shareholder.

              (c) The Company's Right to Defer Demand Registration. If the Company is asked to effect a Demand Registration and it furnishes to the Demanding Shareholder a copy of a resolution of the Board of Directors certified by the Secretary of the Company stating that in the good faith judgment of the Board of Directors it would be adverse to the Company and its shareholders for such Registration Statement to be filed or declared effective on or before the date such filing or effectiveness would otherwise be required hereunder because such registration would require the disclosure of material non-public information concerning the Company or any possible acquisition, corporate reorganization or other material business transaction involving the Company or any of its

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Associates (excluding in each case financing transactions with respect to which actions have not been completed prior to the delivery of a Demand Notice), the Company shall have the right to postpone such filing or effectiveness for a reasonable period not to exceed 90 days after receipt of the Demand Notice; provided, however, that (i) the Company may not effect any such postponements for more than 120 days in the aggregate during any consecutive 12 month period and (ii) if within 60 days after the date on which it receives such resolution the Demanding Shareholder advises the Company in writing that the Demanding Shareholder has decided to withdraw its Demand Notice, then such Demand Registration shall be deemed to be withdrawn by it and shall not constitute one of the four Demand Registrations to which such Demanding Shareholder is entitled under this Section 2.1. The Company will notify the Demanding Shareholder when it elects to terminate any such postponement.

              (d) Registration Statement Form. Registrations under this Section
2.1 shall be on such appropriate registration form of the Commission as shall be reasonably selected by the Demanding Shareholder and as shall permit the disposition of the Demanding Shareholder's Registrable Securities in accordance with the intended method or methods of disposition specified in its Demand Notice.

              (e) Selection of Underwriters or Agents. If any offering pursuant to a Demand Registration involves underwriters or other selling agents, the Demanding Shareholder shall have the right to select such underwriters or agents, subject to the consent of the Company, which consent shall not be unreasonably withheld or delayed.

         2.2. Piggyback Registrations.

              (a) Participation. Subject to Section 2.2(b) hereof, if at any time and from time to time after the date hereof, the Company proposes to file a Registration Statement under the Securities Act with respect to any offering of any equity securities by the Company for its own account or for the account of any of its securityholders (other than (i) a Demand Registration, (ii) a registration on Form F-4, S-4 or S-8 or any successor form to such forms, (iii) any registration of securities that relates to an offering and sale to management of the Company or its Associates pursuant to any employee stock plan or other employee benefit plan arrangement and (iv) a registration relating to a rights offering or dividend reinvestment plan) (each, a "Piggyback Registration") then, as soon as practicable (but in no event less than 15 Business Days prior to filing such Registration Statement), the Company shall give written notice of such proposed filing (a "Piggyback Notice") to each Original Shareholder which shall offer to each Original Shareholder the opportunity to register the offer and sale of all or any portion of its Registrable Securities under such Registration Statement and shall specify whether the offering is to be underwritten or is to be distributed on another basis.

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Subject to the foregoing and Section 2.2(b), the Company shall include in such
Registration Statement all Registrable Securities as to which any Original Shareholder requests Piggyback Registration by written notice delivered to the Company within ten Business Days after the date on which it received the Piggyback Notice; provided, however, that if, at any time after the Piggyback Notice has been given and prior to the effective date of the Registration Statement filed in connection with such Registration, the Company determines for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to the Shareholders and, thereupon, (i) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such Piggyback Registration (but not from its obligation to pay the Registration Expenses in connection therewith and without any prejudice to any rights of the Original Shareholders to request a Demand Registration under Section 2.1), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. If the offering pursuant to such Registration Statement is to be underwritten, then the Original Shareholders must participate in such underwritten offering and shall not be permitted to make any other offering in connection with such Registration. If the offering pursuant to such Registration Statement is to be on any other basis, then, if any Original Shareholder makes a request for a Piggyback Registration pursuant to this Section 2.2(a), it must participate in such offering on such basis and it shall not be permitted to make any other offering in connection with such Registration. Any Original Shareholder shall be permitted to withdraw all or part of its Registrable Securities from a Piggyback Registration at any time prior to the effective date of the Registration Statement relating thereto.

              (b) Priority. The Company shall use its commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in the Registration for such offering under Section 2.2(a) ("Piggyback Securities") to be included on the same terms and conditions as any similar securities included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of any such proposed underwritten offerings informs the Company and each Original Shareholder who has requested that its Registrable Securities be included in the Piggyback Registration in writing that the total amount or kind of securities, including Piggyback Securities, which the Company, the Original Shareholders and any other persons or entities intend to include in such offering exceeds the number which can be sold without a material adverse effect


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on the pricing, timing or likelihood of success of the distribution of the securities being offered and sold pursuant to such Registration (the "Maximum Number"), then the securities to be included in such Registration shall be reduced to the Maximum Number and included based on the following priority (i) in the case of a Piggyback Registration initiated by the Company for sales of securities for its own account (A) first, the securities that the Company proposes to sell, (B) second, the Registrable Securities the Original Shareholders have requested be included in the Piggyback Registration allocated pro rata based on the respective amounts so requested, and (C) third, the securities of any other holders seeking to participate in such Registration pursuant to a contractual rights of registration and (ii) in the case of a registration initiated by a holder of securities of the Company for its own account (A) first, the securities that such holder requesting registration proposes to sell, (B) second, the Registrable Securities the Original Shareholders have requested be included in the Piggyback Registration allocated pro rata based on the respective amounts so requested, (C) third, any securities that the Company proposes to sell for its own account and (D) fourth, the securities of any other holders seeking to participate in such Registration pursuant to a contractual rights of registration.

              (c) No Effect on Demand Registrations. No Registration of Registrable Securities effected pursuant to a request under this Section 2.2 shall be deemed to be a Demand Registration or shall relieve the Company of its obligation to effect any Demand Registration under Section 2.1 hereof.

         2.3. Hold-Back Agreements.

              (a) Restrictions on Public Sale by the Shareholders. In connection with any Piggyback Registration by the Company of the offering of securities for its own account, each Original Shareholder agrees until the time its Combined Percentage Entitlement is no longer equal to 5% or more, if requested by (i) the Company, or (ii) the managing underwriters for such offering, not to effect any public sale or distribution of securities of the Company the same as or similar to those being registered in such Piggyback Registration, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, (except as part of such Piggyback Registration) during the seven day period prior to, and during the 90 day period beginning on, the effective date of any Registration Statement or, if later, the commencement of the public distribution of securities as notified to the Shareholders in writing by the Company or the managing underwriters.

              (b) Restrictions on Public Sale by the Company and Others. The Company agrees not to file a Registration Statement in connection with a Piggyback Registration after it has received a Demand Notice and prior to the withdrawal thereof or completion of the distribution of the Registrable Securities covered thereby without the prior written consent of the Demanding Shareholder. In addition, the Company agrees, if requested by the Demanding Shareholder or


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the managing underwriter in an underwritten offering, not to effect any public sale or distribution of any securities the same as or similar to those being registered by the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven day period prior to, and during the 90-day period beginning on, the effective date of the Registration Statement filed under Section 2.1 or, if later, the commencement of the public distribution of securities as timely notified to the Company in writing by the Demanding Shareholder or the managing underwriters. The Company agrees to use reasonable efforts to obtain from each holder of restricted securities of the Company the same as or similar to those being registered by the Company in such Demand Registration, or any restricted securities convertible into or exchangeable or exercisable for any of its securities, an agreement not to effect any public sale or distribution of such securities during such period.

              (c) Other Registration Rights Agreements. The Company may enter into any other registration rights agreement; provided, however, that the rights and benefits of a securityholder with respect to registration of the Company's securities as contained in any such other agreement shall not be inconsistent with, and shall be no more favorable to such securityholders than, the rights and benefits of holders of Registrable Securities as contained in this Agreement.

         2.4. Registration Procedures. In connection with the Company's Registration obligations pursuant to Sections 2.1 and 2.2 hereof, the Company will use its commercially reasonable efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will as expeditiously as possible:

              (a) prepare and, in the case of a Demand Registration not later than 45 days after receipt of any Demand Notice, file with the Commission a Registration Statement or Registration Statements relating to the applicable Demand Registration or Piggyback Registration including all exhibits and financial statements required by the Commission to be filed therewith, and use its commercially reasonable efforts to cause such Registration Statement to become effective under the Securities Act as soon as practicable; provided, however, that the Company may discontinue any Registration of its securities that are not Registrable Securities (and, under the circumstances specified in Section 2.1(c), may postpone and, under the circumstances specified in Section 2.2(a), may postpone or discontinue Registration of its securities which are Registrable Securities) at any time prior to the effective date of the Registration Statement relating thereto;

              (b) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may reasonably be


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requested by any Demanding Shareholder or as may be necessary to keep the
Registration Statement effective for a period of not less than 180 days (or such shorter period ending on the first date on which all Registrable Securities covered by such Registration Statement have been sold or such Registration Statement is withdrawn), or, if such Registration Statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution set forth in such Registration Statement or supplement to the Prospectus;

              (c) notify each Original Shareholder participating in the Registration (each, a "Participating Shareholder") and the managing underwriters, if any, and (if requested) confirm such advice in writing, as soon as practicable after notice thereof is received by the Company (i) when the Registration Statement or any amendment thereto has been filed or becomes effective, the Prospectus or any amendment or supplement to the Prospectus has been filed, and, to furnish to each Participating Shareholder and the managing underwriters, if any, with copies thereof, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any preliminary prospectus or Prospectus or the initiation or threatening of any proceedings for such purposes, (iv) if at any time the representations and warranties of the Company contemplated by paragraph (m) below cease to be true and correct and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

              (d) promptly notify each Participating Shareholder and the managing underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the Registration Statement or the Prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement the Registration


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Statement or the Prospectus in order to comply with the Securities Act and, in either case as promptly as practicable thereafter, prepare and file with the Commission, and furnish without charge to the Participating Shareholders and the managing underwriters, if any, a supplement or amendment to such Registration Statement or Prospectus which will correct such untrue statement or omission or effect such compliance;

              (e) make every reasonable effort to prevent the issuance or to obtain the withdrawal of any stop order or other order suspending the use of any preliminary prospectus or Prospectus or suspending any registration or qualification of the Registrable Securities;

              (f) if requested by the managing underwriter or underwriters or a Demanding Shareholder, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters or such Demanding Shareholder agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

              (g) furnish to each Participating Shareholder and each managing underwriter, without charge, one executed copy and as many conformed copies as they may reasonably request, of the Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

              (h) deliver to each Participating Shareholder and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as they may reasonably request (it being understood that the Company consents to the use of the Prospectus or any amendment or supplement thereto by a Participating Shareholder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto) and such other documents as a Participating Shareholder may reasonably request in order to facilitate the disposition of the Registrable Securities by such Participating Shareholder;

              (i) on or prior to the date on which the Registration Statement is declared effective, use its best efforts to register or qualify, and cooperate with


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the Participating Shareholders, the managing underwriter or agent, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as the Participating Shareholders, any such underwriter or agent reasonably requests in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for so long as such Registration Statement remains in effect and so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution of the Registrable Securities covered by the Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

              (j) cooperate with the Participating Shareholders and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the Participating Shareholders or any managing underwriters may request at least two business days prior to any sale of Registrable Securities;

              (k) use its commercially reasonable efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

              (l) not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

              (m) make such representations and warranties to the Participating Shareholders and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in primary underwritten public offerings;

              (n) enter into such customary agreements (including a purchase agreement or underwriting agreement) and take all such other actions as the Participating Shareholders or the managing underwriter or agent, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities;

              (o) obtain for delivery to the Participating Shareholders and to the underwriter or agent an opinion or opinions from counsel for the Company, upon consummation of the sale of such Registrable Securities to the underwriters (the "Closing Date") in customary form and in form, substance and scope reasonably satisfactory to the Participating Shareholders, such underwriters or agents and their counsel;

              (p) obtain for delivery to the Company, the Participating Shareholders and the underwriter or agent or agents, if any, a "comfort letter" from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as any managing underwriter or any Participating Shareholder reasonably requests, dated the effective date of the Registration Statement and Closing Date;

              (q) cooperate with each Participating Shareholder and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD;

              (r) use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders, as soon as reasonably practicable (but not more than fifteen months) after the effective date of the Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

              (s) as promptly as practicable after filing with the Commission of any document which is incorporated by reference into the Registration Statement or the Prospectus, provide copies of such document to counsel for the Participating Shareholders and to the managing underwriters or agents, if any;

              (t) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

              (u) use its commercially reasonable efforts to cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which any of the Company's securities are then listed or quoted on each inter-dealer quotation system on which any of the Company's securities are then quoted; and

              (v) use its commercially reasonable efforts to assist the Participating Shareholders and the managing underwriters or agents, if any, in marketing the Registrable Securities that are included in any Registration, including causing its officers and employees to participate in such "roadshow" and other investor presentations.

              The Company may require a Participating Shareholder to furnish in writing to the Company such information regarding distribution of such securities and such other information relating to such Participating Shareholder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing (including, without limitation, all information required by Item 507 of Regulation S-K promulgated by the United States Securities and Exchange Commission). Each Participating Shareholder agrees to furnish such information in writing to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of the Securities Act, the Exchange Act, the rules and regulations under such acts and this Agreement.

              Each Participating Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 2.4(d) hereof, such Participating Shareholder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until it receives copies of the supplemented or amended Prospectus contemplated by Section 2.4(d) hereof, any additional or supplemental filings which are incorporated by reference in the Prospectus, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and, if so directed by the Company, such Participating Shareholder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Participating Shareholder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods during which such Registration Statement shall be maintained effective (including the period referred to in Section 2.4(b) hereof) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when such Participating Shareholder either receives the copies of the supplemented or amended Prospectus contemplated by Section 2.4(d) hereof or is advised in writing by the Company that the use of the Prospectus may be resumed.

         2.5. Underwritten Offerings.

              (a) Demand Registrations. If requested by the underwriters for any underwritten offering by a Demanding Shareholder pursuant to a Registration requested under Section 2.1, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be in the form reasonably required by the underwriters and the Demanding Shareholder and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including without limitation indemnities to the effect and to the extent provided in Section 2.8 hereof. The Demanding Shareholder will cooperate with the Company in the negotiation of the underwriting agreement and will give consideration to the reasonable suggestion of the Company regarding the form thereof. The Participating Shareholders shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of the Participating Shareholders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of the Participating Shareholders. No Participating Shareholder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements relating to such Participating Shareholder, information provided by such Shareholder, its Registrable Securities and its intended method of distribution.

              (b) Piggyback Registrations. If the Company proposes to register any of its securities under the Securities Act as contemplated by Section 2.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any Participating Shareholders pursuant to Section 2.2 but subject to the limitations contained in such Section, use its commercially reasonable efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such Participating Shareholders among the securities of the Company to be distributed by such underwriters. Such Participating Shareholders shall be parties to the underwriting agreement between the Company and such underwriters and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Participating Shareholder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Participating Shareholder. No Participating Shareholder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Participating Shareholder, information provided by such Shareholder, its Registrable Securities and its intended method of distribution.

              (c) Participation in Underwritten Registration. No person may participate in any underwritten registration hereunder unless such person (i) agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, lock-up agreements, custody agreements, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

         2.6. Preparation; Reasonable Investigation. In connection with the preparation and filing of each Registration Statement, the Company will give the Participating Shareholders, the managing underwriters or agents, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such Registration Statement, each Prospectus included therein or filed with Commission, and, to the extent practicable, each amendment thereof or supplement thereto, and give each of them such access to its books and records (to the extent customarily given to underwriters of an issuer's securities) and such opportunities to discuss the business, affairs and operations of the Company and its Associates with their directors, officers and employees and the independent public accountants who have certified its financial statements as shall be necessary or desirable, in the opinion of the Participating Shareholders' and such underwriters' or agents' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act; provided, however, that any books, records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such persons unless disclosure thereof is required by law.

         2.7. Registration Expenses. The Company will pay all the Registration Expenses in connection with each Registration.

         2.8. Indemnification.

              (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Participating Shareholder, its officers, directors, employees, partners, shareholders and agents and each person who controls such Participating Shareholder (within the meaning of the Securities Act or the Exchange Act) (each, a "Shareholder Indemnified Person") from and against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and legal expenses) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent, but only to the extent, that they relate to information furnished in writing to the Company by such Participating Shareholder expressly for use therein. This indemnity shall be in addition to any liability the Company may otherwise have, shall remain in full force and effect regardless of any investigation made by or on behalf of any Shareholder Indemnified Person and shall survive termination of this Agreement and the transfer of Registrable Securities by the Participating Shareholders. If requested, the Company will also indemnify the underwriters, agents, brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, employees partners, shareholders and agents and each person who controls such persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

              (b) Indemnification by the Participating Shareholders. Each Participating Shareholder agrees to indemnify and hold harmless, to the full extent permitted by law, the Company, its directors, officers and employees and each person who controls the Company (within the meaning of the Securities Act or the Exchange Act) (each, a "Company Indemnified Person") from and against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement, Prospectus or preliminary prospectus or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission relates to any information furnished in writing by such Participating Shareholder to the Company specifically for inclusion in such Registration Statement or Prospectus and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the person asserting such loss, claim, damage, liability or expense. This indemnity shall be in addition to any liability the Participating Shareholders may otherwise have, shall remain in full force and effect regardless of any investigation made by or on behalf of any Company Indemnified Person and shall survive termination of this Agreement and the transfer of Registrable Securities by the Participating Shareholders. The Company shall be entitled to receive indemnities from underwriters, agents, brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing to the Company by such persons specifically for inclusion in any Prospectus or Registration Statement.

              (c) Conduct of Indemnification Proceedings. Any Shareholder Indemnified Person or Company Indemnified Person entitled to indemnification hereunder (each, an "Indemnified Person") will (i) give prompt written notice to the party or parties from whom such indemnification may be sought (each, an "Indemnifying Person") of any claim with respect to which it intends to seek indemnification hereunder and (ii) permit such Indemnifying Person to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Person; provided, however, that any delay or failure to so notify the Indemnifying Person shall relieve the Indemnifying Person of its obligations hereunder only to the extent, if at all, that it is actually prejudiced by reason of such delay or failure; and provided, further, that from and after any such assumption any Indemnified Person shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person has agreed in writing to pay such fees or expenses, (ii) the Indemnifying Person shall have failed to assume the defense of such claim within ten Business Days after the date on which it received of notice of such claim from the Indemnified Person and employ counsel reasonably satisfactory to such Indemnified Person, or (iii) in the reasonable judgment of such Indemnified Person, based upon advice of its counsel, an actual or potential conflict of interest may exist between such Indemnified Person and the Indemnifying Person with respect to such claims or if there are material defenses available to the Indemnified Parties that are not available to the Indemnifying Party (in which case, if the Indemnified Person notifies the Indemnifying Person in writing that such Indemnified Person elects to employ separate counsel at the expense of the Indemnifying Person, the Indemnifying Person shall not have the right to assume the defense of such claim on behalf of such Indemnified Person). If such defense is not assumed by the Indemnifying Person, no Indemnified Person shall be entitled to indemnity hereunder in respect of the entry of any judgement made with its consent or any settlement by it of any claim or action, in each case without the prior written consent of the Indemnifying Person. No Indemnifying Person shall consent to entry of any judgment or enter into any settlement which admits or assigns fault or guilt to any Indemnified Person or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnifying Person of a release from all liability in respect to such claim or litigation.

              (d) Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an Indemnified Person or insufficient to hold it harmless as contemplated by the preceding paragraphs (a) and (b), then the Indemnifying Person shall contribute to the amount paid or payable by the Indemnified Person as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnified Person and the Indemnifying Person, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         2.9. Rules 144 and 144A. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Original Shareholder make publicly available other information so long as necessary to permit sales pursuant to Rule 144 or 144A under the Securities
Act), and it will take such further action as any Original Shareholder may reasonably request, all to the extent required from time to time to enable the Original Shareholder to sell Registrable Securities in the United States without registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144 or 144A under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission.

         2.10 ADR Facility. At any time that any of the Registrable Securities owned by any Original Shareholder are listed on a United States securities exchange or quoted on an inter-dealer quotation system in the United States in the form of ADRs, the Company shall ensure that there are available for issuance a sufficient number of such ADRs to represent all such Registrable Securities issuance upon the deposit therefore under the applicable ADR facilities and such ADRs are registered under the Securities Act.

3.      Miscellaneous.

         3.1. Injunctive Relief. Remedies for breach by the Company of its obligations to register the Registrable Securities shall be as otherwise set forth herein. It is hereby agreed and acknowledged that it will be difficult to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

         3.2. Notices. All notices, other communications or documents provided for or permitted to be given hereunder, shall be made in writing and shall be given either personally by hand-delivery, by facsimile transmission, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery:

              (a)           If to the Company:

                            Jupiter Telecommunication Co., Ltd.
                            Higashi-Ikebukuro Building
                            4-41-24, Higashi Ikebukuro
                            Toshima-Kn, Tokyo 170-0013
                            Japan

                            with copies to:

                            Latham & Watkins
                            99 Bishopgate
                            London, EC2M 3XF
                            United Kingdom
                            Telephone: 44(20) 7710 1000
                            Fax: 44(20) 7374 4460

              (b)           If to Sumitomo Corporation:

                            Sumitomo Corporation
                            1-2-2 Hitotsubashi
                            Chiyoda-ku, Tokyo  100-8601
                            Japan
                            Attention:  Tsuguhito Aoki
                            General Manager of CATV
                            And Satellite Business Department
                            Fax:  81 3 3217 4049
                            with copies to:

                            Attention:  Naoki Saito
                            Deputy General Manager
                            Of Legal Department

              (c)           If to LJ or Liberty Japan, Inc.

                            c/o Liberty Media International
                            9197 South Peoria Street
                            Englewood, Colorado  80112
                            USA
                            Telephone +1 720 8755400
                            Fax: +1 720 8754983
                            Attention:  Graham Hollis

                            with copies to:

                            Liberty Media International, Inc.
                            9197 South Peoria Street
                            Englewood, Colorado  80112
                            USA
                            Telephone:  +1 720 875 5400
                            Fax:  +1 720 875 5858
                            Attention:  Elisa Erickson

              (d)           If to MS Holdings:

                            Microsoft Corporation
                            One Microsoft Way
                            Redmond, Washington  98052-6399
                            USA
                            Telephone:       (425) 936-5266
                            Fax:             (425) 936-2625
                            Attention:       Chief Financial Officer

                            with copies to:

                            Sullivan & Cromwell
                            125 Broad Street
                            New York, New York  10004
                            USA
                            Telephone:       (212) 558-4000
                            Fax:             (212) 558-3588
                            Attention:       Duncan C. McCurrach

              Each party hereto, by written notice given to the other parties hereto in accordance with this Section 3.2 may change the address to which notices, other communications or documents are to be sent to such party. All notices, other communications or documents shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) when receipt is acknowledged by electronic confirmation, if by facsimile transmission; (iii) four business days after being deposited in the mail, postage prepaid, if mailed; and (iv) on the next business day, if timely delivered to a courier guaranteeing overnight delivery; provided, however, that notices of a change of address shall be effective only upon receipt.

         3.3. Successors and Assigns.

              (a) This Agreement shall inure to the benefit of and be binding upon the parties, and successors and assigns of each of the parties. Each Original Shareholder may assign all or any portion of its rights and obligations hereunder but only in connection with a transfer by it of Registrable Securities pursuant to the major Shareholders Agreement and only with respect to those Registrable Securities.

              (b) Except as expressly provided in Section 2.8, all of the terms, covenants and agreements contained in this Agreement are solely for the benefit of the parties hereto and their respective successors and assigns as provided in
Section 3.3(a), and no other parties (including, without limitation, any other stockholder or creditor of the Company, or any director, officer or employee of the Company) are intended to be benefited by, or entitled to enforce, this Agreement.

         3.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the conflict of law principles thereof.

         3.5. Headings. The headings in this Agreement are inserted herein for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         3.6. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         3.7. Entire Agreement; Amendment. This Agreement and the Major Shareholders Agreement (with respect to the parties thereto) contains the entire agreement among the parties hereto with respect to the subject matter contained herein and supersedes all prior agreements, negotiations and understandings, whether written or oral, with respect to the subject matter hereof. This Agreement may not be amended, modified or supplemented, and waivers and consents to departures from the provisions hereof may not be given, except by an instrument in writing signed by the Company and the Shareholder(s) adversely affected thereby.

         3.8. Waiver. No action taken pursuant to this Agreement shall be deemed to constitute a waiver by the party taking such action of compliance with any covenants or agreements contained herein. No failure to exercise and no delay in exercising any right, power or privilege of a party hereunder shall operate as a waiver nor a consent to the modification of the terms hereof unless given by that party in writing. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach.

         3.9. Inspection. So long as this Agreement shall be in effect, this Agreement shall be made available for inspection by a stockholder of the Company at the principal offices of the Company.

        3.10. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts each of which when so executed shall be deemed to be an original and of all which together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first written above.

                                    JUPITER TELECOMMUNICATIONS CO., LTD.


                                    By:     ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________


                                    SUMITOMO CORPORATION


                                    By:     ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________


                                    LIBERTY JUPITER, INC.


                                    By:     ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________


                                    LIBERTY JAPAN, INC.


                                    By:     ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________


                                    MICROSOFT HOLDINGS V, INC.


                                    By:     ____________________________________
                                             Name: _____________________________
                                             Title: ____________________________